Exhibit 10.23

SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of December 1, 2020, is by and among RIBBON COMMUNICATIONS OPERATING COMPANY, INC., a Delaware corporation formerly known as Sonus Networks, Inc. (the “Borrower”), the other Loan Parties, the Lenders (as hereinafter defined) party hereto (constituting, for the avoidance of doubt, “Required Lenders” (as defined in the Credit Agreement (as hereinafter defined))) and CITIZENS BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as hereinafter defined).

W I T N E S S E T H

WHEREAS, the Loan Parties, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of March 3, 2020 (as amended by that certain First Amendment to Credit Agreement dated as of August 18, 2020, and as further amended, modified, extended, restated, replaced or supplemented from time to time prior to the date hereof, the “Existing Credit Agreement”; and, as amended by this Amendment, the “Credit Agreement”); and

WHEREAS, the Loan Parties have informed the Administrative Agent that (a) pursuant to and in accordance with the terms of the Amended and Restated Purchase Agreement (the “Purchase Agreement”) dated as of December 1, 2020, by and among Holdings, the Borrower, Ribbon Communications International Limited, an Ireland company (“Ribbon Ireland”) and American Virtual Cloud Technologies, Inc. (“AVCT”) (which amends and restates the Purchase Agreement dated as of August 5, 2020, by and among Holdings, the Borrower, Ribbon Ireland and AVCT), (i) the Borrower intends to dispose of 100% of the Capital Stock of Kandy Communications LLC, an Immaterial Subsidiary, and (ii) the Borrower and Ribbon Ireland intend to dispose of (and cause certain of their subsidiaries to dispose of) the Transferred Assets (as defined in the Purchase Agreement), in exchange for the issuance by AVCT to Holdings of $45,000,000, subject to certain adjustments, in principal amount of units, consisting of convertible debentures and common stock warrants (the foregoing transactions, collectively, the “Equity Exchange Transaction”), (b) after giving effect to the Equity Exchange Transaction, Holdings shall own approximately 26.62% of the issued and outstanding Capital Stock of AVCT, on a fully diluted basis and (c) the Equity Exchange Transaction constitutes an “Investment” (as defined in the Credit Agreement) that would not be permitted under Section 7.8 of the Existing Credit Agreement;

WHEREAS, the Loan Parties have requested that the Required Lenders (a) consent to the Equity Exchange Transaction and (b) amend certain provisions of the Credit Agreement; and

WHEREAS, the Required Lenders are willing to consent to the Equity Exchange Transaction and make such amendments to the Credit Agreement, in each case in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
CONSENT

1.1    Consent. Notwithstanding the provisions of Section 7.8 of the Credit Agreement to the contrary, the Required Lenders hereby consent to the Equity Exchange Transaction; provided, that (a) the Equity Exchange Transaction shall occur on or before December 11, 2020 and (b) as of the closing date of the Equity Exchange Transaction, no cash consideration shall be paid by the Loan Parties or their Subsidiaries in connection with the acquisition by Holdings of the Capital Stock of AVCT.

1.2    Effectiveness of Consent. The above consent shall be effective only to the extent specifically set forth herein and shall not (a) be construed as a consent to any breach, Default or Event of Default other than as specifically consented to herein nor as a consent to any breach, Default or Event of Default of which the Lenders have not been informed by the Loan Parties, (b) affect the right of the Lenders to demand compliance by the Loan Parties with all terms and conditions of the Loan Documents, except as specifically set forth herein, (c) be deemed a consent to or waiver of any transaction or future action on the part of the Loan Parties requiring the Lenders’ or the Required Lenders’ consent or approval under the Loan Documents, except as specifically set forth herein or (d) be deemed or construed to be a waiver or release of, or a limitation upon, the Administrative Agent’s or the Lenders’ exercise of any rights or remedies under the Credit Agreement or any other Loan Document, whether arising as a consequence of any Default or Event of Default which may now exist or otherwise, all such rights and remedies hereby being expressly reserved.

ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT

The Existing Credit Agreement is hereby amended in the following respects:

2.1    Amendment to Definition of Excess Cash Flow. Subclause (iii) appearing in clause (b) of the definition of Excess Cash Flow set forth in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)    the aggregate amount of all regularly scheduled and mandatory principal payments of all Indebtedness of Group Members made in cash during such period (other than in respect of Term Loans, Incremental Term Loans, Extended Term Loans or Credit Agreement Refinancing Indebtedness to the extent such payment is made with the proceeds received from the issuance or incurrence of long-term Indebtedness (other than revolving Indebtedness)), plus

2.2    Amendment to Section 7.8(n). Subclause (x) appearing in Section 7.8(n) of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(x)no Indebtedness of the Person or assets being purchased or acquired is assumed or incurred in connection with any such purchase or acquisition other than Indebtedness permitted by the terms of Section 7.2(j);

ARTICLE III
CONDITIONS TO EFFECTIVENESS

3.1    Closing Conditions. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Required Lenders):

1.Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties and the Required Lenders. For the avoidance of doubt, neither consent of the Administrative Agent nor delivery of a signature page executed by the Administrative Agent is a condition to the effectiveness of this Amendment.
2.Fees and Expenses. The Administrative Agent shall have received all fees required to be paid on the Amendment Effective Date, and all reasonable and documented fees and expenses for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent to the extent invoiced in reasonable detail at least two Business Days prior to the Amendment Effective Date (except as otherwise reasonably agreed by the Borrower)).
ARTICLE IV
MISCELLANEOUS

4.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement (as defined herein). Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

4.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)    (i) Each Loan Party has the power and authority, and the legal right, to make, deliver and perform this Amendment; (b) each Loan Party has taken all necessary organizational or corporate action to authorize the execution, delivery and performance of this Amendment; (c) no material Governmental Approval or consent or authorization of, filing with, notice to or other act by or in respect of, any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except Governmental Approvals, consents, authorizations, filings and notices that have been obtained or made and are in full force and effect; (d) this Amendment has been duly executed and delivered on behalf of each Loan Party party hereto; (e) this Amendment constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

1.Each of the representations and warranties made by each Loan Party in or pursuant to any Loan Document (i) that is qualified by materiality is true and correct in all respects, and (ii) that is not qualified by materiality, is true and correct in all material respects, in each case, on and as of the Amendment Effective Date as if made on and as of the Amendment Effective Date, except to the extent any such representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date (or in all respects to the extent such representation and warranty is qualified by materiality).

2.No Default or Event of Default has occurred and is continuing as of or on the Amendment Effective Date or after giving effect to this Amendment.
3.The Loan Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Secured Parties, which security interests and Liens are perfected in accordance with the terms of the Loan Documents and prior to all Liens other than Liens permitted pursuant to Section 7.3 of the Credit Agreement.
4.Other than as set forth herein, the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
4.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.

4.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

4.5    Expenses. The Borrower agrees to pay all reasonable and documented out of pocket costs and fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented out of pocket fees and expenses of the Administrative Agent’s outside legal counsel.

4.6    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

4.7    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

4.8    Counterparts; Telecopy. This Amendment may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that nothing herein shall require the Administrative Agent to accept electronic signature counterparts in any form or format after the date hereof.

4.9    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

4.10    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

4.11    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.12    Submission to Jurisdiction; Waivers. The jurisdiction, service of process, venue and waiver of jury trial provisions set forth in Section 10.14 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
BORROWER:

RIBBON COMMUNICATIONS OPERATING COMPANY, INC.

By:
Name:
Title:

LOAN PARTIES:
RIBBON COMMUNICATIONS INC.

By:
Name:
Title:

RIBBON COMMUNICATIONS OPERATING COMPANY, INC.

By:
Name:
Title:

EDGEWATER NETWORKS, INC.

By:
Name:
Title:

GENBAND INC.

By:
Name:
Title:

ADMINISTRATIVE AGENT:

CITIZENS BANK, N.A.
as the Administrative Agent and a Lender

By:
Name:
Title:

LENDERS:

[___________],
as a Lender

By:
Name:
Title: